UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2022

IR-MED, INC.

Nevada	333-255894	83-0452269
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On October 7, 2022, IR. Med, Ltd., the wholly owned subsidiary of IR-Med, Inc. (hereinafter collectively, the “Company” or “IR-Med”) and PI Prevention Care LLC, a Delaware limited liability company (the “Distributor”) entered into an exclusive Distribution and License Agreement (the “Distribution Agreement”) pursuant to which the Distributor received exclusive royalty bearing rights to promote, market and sell solely in the United States the Company’s proprietary patent protected PressureSafe monitoring device that is being developed to support early detection of pressure injuries (PI) to the skin and underlying tissue and related materials (hereinafter the “PressureSafe Solution”).

The Distributor is a recently formed Delaware entity comprised of persons and other entities including Company shareholders, who are active in the markets relating to senior care facilities, hospitals, home care centers, hospital equipment distributors, among others, throughout the United States and who are familiar with and have wide experience in addressing and responding to the needs of these medical care organizations.

Under the Distribution Agreement, the Distributor is solely responsible for the distribution, marketing and sales of the PressureSafe Solution and its accompanying components (hereafter collectively, the “Products”) and shall undertake all commercially reasonable efforts to establish a commercially reasonable distribution and sales network for the Products by not later than the date on which the Company shall have received all regulatory and other clearance required to launch the commercialization of the PressureSafe Solution (such Date being the “Commercial Launch Date”). Prior to the Commercial Launch Date, the Distributor is to invest such resources as is reasonable such that upon the occurrence of the Commercial Launch Date there will be a commercially reasonable distribution network in place for the immediate marketing of the Product.

The Distribution Agreement provides for the payment of annual licensing fees. The Distribution Agreement also specifies the prices of each component of the Products payable to the Company and also provides for minimum annual purchase requirements of Product components in order to maintain exclusivity. If for whatever reason the Distributor does not comply with the minimum purchase requirements in any year, the Distributor can continue to have a non-exclusive license and distribution rights in the United States if the Distributor pays the annual license fee.

Subject to the compliance by the Distributor of its obligation under the Distribution Agreement, including the purchase by the Distributor of minimum annual purchase requirements of the components of the Products, the Distribution Agreement continues in effect for a term of thirteen years following the Commercial Launch Date. At the end of the initial three and eight year period, the parties are to enter into good faith negotiations as to the pricing of the Products and the minimum purchase quantities for the subsequent period. The Distributor also agreed to not distribute any products that compete with the Products.

The foregoing summary of the principal terms of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement that will be attached to the Company quarterly report on Form 10-Q for the quarter ended September 30, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Moshe Gerber
Name:	Moshe Gerber
Title:	Chief Executive Officer

Date: October 13, 2022

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